Exhibit 99.1

ZeroFox Announces Third Quarter Fiscal Year 2024 Financial Results

Reports Record Annual Recurring Revenue and Quarterly Revenue while Generating Positive Free Cash Flow

Washington, D.C., – December 5, 2023 – ZeroFox Holdings, Inc. (Nasdaq: ZFOX), an enterprise software-as-a-service leader in external cybersecurity, today announced financial results for the third quarter ended October 31, 2023.

“Q3 was another positive quarter for ZeroFox where we experienced strong top line growth while also generating positive free cash flow for the second consecutive quarter” said James C. Foster, Chairman and CEO of ZeroFox. “Our results validate that customers are increasingly seeking a converged, external cybersecurity platform to address complex, evolving cyber threats outside the perimeter. We believe we are the only AI-enabled platform that successfully combines Digital Risk Protection, Threat Intelligence, External Attack Surface Management, and Disruption to protect our growing customer base at scale. The breadth of our platform combined with our strength in on-demand response services positions us well for continued growth in the external cybersecurity market.”

Third Quarter Fiscal Year 2024 Financial Highlights

•
Revenue: Total revenue was $65.0 million.
•
Annual Recurring Revenue ("ARR") was $185.9 million.
•
Gross margin: GAAP gross margin was 30% and non-GAAP gross margin was 38%. GAAP subscription gross margin was 52% and non-GAAP subscription gross margin was 73%.
•
Loss from Operations: GAAP loss from operations was $86.9 million. Non-GAAP loss from operations was $2.5 million.
•
Cash and Cash Equivalents were $29.9 million on October 31, 2023, an increase of approximately $900,000 from July 31, 2023.

Recent Highlights

•
Ended the quarter with 1,330 subscription customers, including 182 subscription customers with ARR greater than $100,000 – an increase of 27% year-over-year.
•
Announced the renewal and expansion of an 8-figure contract with a strategic U.S. federal agency focused on cybersecurity. Through this contract and program, the ZeroFox platform is used by thousands of users across more than 200 departments and agencies across federal, state, and local governments to provide cyber threat intelligence, attack surface intelligence, and advanced security operations support.
•
Launched multiple anti-phishing capabilities providing customers continuous protection against evolving domain-based threats. Key capabilities include anti-cloaking capabilities, SSL monitoring, enhanced subdomain coverage, and weblog monitoring.
•
Announced new enhancements to physical security intelligence services including interactive mapping capabilities that allow security teams to better visualize and detect physical threats in close proximity to their critical assets and people.

•
Released the annual 2024 Threat Forecast Report providing an in-depth assessment of anticipated external threat trends and strategic recommendations to counter threats and enhance cybersecurity resilience. ZeroFox intelligence experts predict increasing threats from ransomware and digital extortion incidents, initial access brokers, social engineering, artificial intelligence, and election-related threats among others.
•
Awarded the 2023 CyberSecurity Breakthrough Award for “Overall Incident Response Solution of the Year.”
•
Recognized as a technology leader in the 2023 Quadrant SPARK Matrix™ by Quadrant Knowledge Solutions.

Financial Outlook

For the fourth quarter of fiscal year 2024, the Company currently expects:

•
Revenue of $56.0 million to $58.0 million.
•
Non-GAAP loss from operations of $5.8 million to $4.8 million.

For the full fiscal year 2024, the Company currently expects:

•
Revenue of $228.7 million to $230.7 million.
•
Non-GAAP loss from operations of $21.4 million to $20.4 million.

ZeroFox has not reconciled its expectations as to non-GAAP loss from operations to their most directly comparable GAAP measures because certain items are out of ZeroFox’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP loss from operations is not available without unreasonable effort.

Additional information regarding the non-GAAP financial measures and key business measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Use of Non-GAAP Financial Measures and Key Business Measures.” A reconciliation of non-GAAP to GAAP financial measures has also been provided in the financial tables included below and is available on our Investor Relations website.

About ZeroFox

ZeroFox (Nasdaq: ZFOX), an enterprise software-as-a-service leader in external cybersecurity, has redefined security outside the corporate perimeter on the internet, where businesses operate, and threat actors thrive. The ZeroFox platform combines advanced AI analytics, digital risk and privacy protection, full-spectrum threat intelligence, and a robust portfolio of breach, incident and takedown response capabilities to expose and disrupt phishing and fraud campaigns, botnet exposures, credential theft, impersonations, data breaches, and physical threats that target your brands, domains, people, and assets. Join thousands of customers, including some of the largest public sector organizations as well as finance, media, technology and retail companies to stay ahead of adversaries and address the entire lifecycle of external cyber risks. ZeroFox and the ZeroFox logo are trademarks or registered trademarks of ZeroFox, Inc. and/or its affiliates in the U.S. and other countries. Visit www.zerofox.com for more information.

Conference Call and Webcast Information

ZeroFox will host a conference call today, December 5, 2023, at 8:00 a.m. to discuss its financial results. To access this call via webcast, please use this link: ZeroFox F3Q24 Earnings Call. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of ZeroFox’s website at https://ir.zerofox.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements related to our anticipated financial results for our fourth quarter of fiscal year 2024 and fiscal year 2024, and prospects for growth opportunities in external cybersecurity and our progress to achieving profitability are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by ZeroFox or any other person that the events or circumstances described in such statement are material. These risks and uncertainties include, but are not limited to, the following: our ability to recognize the anticipated benefits of the business combination with IDX and of the LookingGlass acquisition; defects, errors, or vulnerabilities in the ZeroFox platform, the failure of the ZeroFox platform to block malware or prevent a security breach, misuse of the ZeroFox platform, or risks of product liability claims that would harm our reputation and adversely impact our business, operating results, and financial condition; if our enterprise platform offerings do not interoperate with our customers’ network and security infrastructure, or with third-party products, websites or services, our results of operations may be harmed; we may not timely and cost-effectively scale and adapt our existing technology to meet our customers’ performance and other requirements; our ability to introduce new products and solutions and features is dependent on adequate research and development resources and our ability to successfully complete acquisitions; our success depends, in part, on the integrity and scalability of our systems and infrastructure; we rely on third-party cloud providers to host and operate our platform, and any disruption of or interference with our use of these offerings may negatively affect our ability to maintain the performance and reliability of our platform which could cause our business to suffer; we rely on software and services from other parties; we have a history of losses, and we may not be able to achieve or sustain profitability in the future; if organizations do not adopt cloud, and/or SaaS-delivered external cybersecurity solutions that may be based on new and untested security concepts, our ability to grow our business and our results of operations may be adversely affected; we have experienced rapid growth in recent periods, and if we do not manage our future growth, our business and results of operations will be adversely affected; we face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition, and results of operations; competitive pricing pressure may reduce revenue, gross profits, and adversely affect our financial results; adverse general and industry-specific economic and market conditions and reductions in customer spending, in either the private or public sector, including as a result of inflation and geopolitical uncertainty such as the ongoing conflict between Russia and Ukraine, and the Israel Hamas War, may reduce demand for our platform or products and solutions, which could harm our business, financial condition and results of operations; the COVID-19 pandemic could adversely affect our business, operating results, and financial condition; if we fail to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences, our ability to remain competitive could be impaired; one U.S. government customer accounts for a substantial portion of our revenues; and we rely heavily on the services of our senior management team.

Additional information concerning these, and other risks, is described under the “Risk Factors” section of our final prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 on September 26, 2023, in connection with our Post-effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement, and in other filings filed with the SEC. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

Use of Non-GAAP Financial Measures and Key Business Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures and key business measures are useful in evaluating our operating performance. We use the following non-GAAP financial information and key business measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures and key business measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key business measures as tools for comparison.

A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin

We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Services Gross Profit and Non-GAAP Services Gross Margin

We define non-GAAP services gross profit and non-GAAP services gross margin as GAAP services gross profit and GAAP services gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Research and Development Expense, Non-GAAP Sales and Marketing Expense and Non-GAAP General and Administrative Expense

We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, costs incurred for the August 2022 business combination, and purchase accounting adjustments from the August 2022 business combination.

Non-GAAP Loss from Operations

We define non-GAAP loss from operations as GAAP loss from operations, excluding stock-based compensation expense, amortization of acquired intangible assets, costs incurred for the August 2022 business combination, purchase accounting adjustments from the August 2022 business combination, and goodwill impairment charge.

Annual Recurring Revenue (ARR)

We define ARR as the annualized contract value of all recurring revenue related to contracts in place as of the reporting date assuming any contract is renewed on its existing terms. We continue to include ARR from customers whose term has expired within 90 days of the applicable measurement date for which we are actively negotiating renewal.

Subscription Customers

We define a subscription customer as any entity that has entered into a distinct subscription agreement for access to the ZeroFox platform or services for which the term has not ended or with which we are continuing to provide service and negotiating a renewal contract that expired within 90 days of the applicable measurement date. We do not consider our channel partners as customers. We treat managed service security providers, who may purchase our offerings on behalf of multiple companies, as a single subscription customer.

ZEROFOX HOLDINGS, INC.

Consolidated Statement of Operations

(Unaudited)

(in thousands, except share and per share data)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023

Revenue
Subscription	$23,748	$15,174	$65,191
Services	41,275	27,815	107,601
Total revenue	65,023	42,989	172,792
Cost of revenue (1)(2)
Subscription	11,388	8,921	32,703
Services	33,806	21,359	86,594
Total cost of revenue	45,194	30,280	119,297
Gross profit	19,829	12,709	53,495

Operating expenses (1)(2)
Research and development	8,162	5,637	23,284
Sales and marketing	18,234	16,747	53,724
General and administrative	8,199	8,902	28,732
Goodwill impairment	72,148	698,650	72,148
Total operating expenses	106,743	729,936	177,888
Loss from operations	(86,914)	(717,227)	(124,393)
Other (expense) income
Interest expense, net	(3,917)	(4,428)	(11,217)
Change in fair value of purchase consideration liability	2,439	—	3,645
Change in fair value of warrant liability	372	5,837	(512)
Change in fair value of sponsor earnout shares	246	9,211	2,186
Total other expense	(860)	10,620	(5,898)
Loss before income taxes	(87,774)	(706,607)	(130,291)
Benefit from income taxes	(1,082)	(2,449)	(8,784)
Net loss after tax	$(86,692)	$(704,158)	$(121,507)

Net loss per share attributable to common stockholders, basic and diluted	$(0.68)	$(6.03)	$(0.99)
Weighted-average shares used in computation of net loss per share attributable to common stockholders, basic and diluted	126,586,116	116,853,297	122,662,666

Other comprehensive loss
Foreign currency translation	(424)	(18)	(291)
Total other comprehensive loss	(424)	(18)	(291)
Total comprehensive loss	$(87,116)	$(704,176)	$(121,798)

\

ZEROFOX HOLDINGS, INC.

Consolidated Statement of Operations

(Unaudited)

1 Includes stock-based compensation as follows:

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Cost of revenue - subscription	$59	$8	$138
Cost of revenue - services	37	1	79
Research and development	487	57	1,114
Sales and marketing	471	84	1,156
General and administrative	938	155	2,918
Total stock-based compensation expense	$1,992	$305	$5,405

2 Includes amortization of acquired intangible assets as follows:

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Cost of revenue - subscription	$4,933	$4,635	$14,670
Sales and marketing	4,475	5,850	16,941
General and administrative	908	854	2,700
Total amortization of acquired intangible assets	$10,316	$11,339	$34,311

ZEROFOX HOLDINGS, INC.

Consolidated Balance Sheet

(Unaudited)

(in thousands, except share data)	October 31, 2023	January 31, 2023

Assets
Current assets:
Cash and cash equivalents	$29,864	$47,549
Accounts receivable, net of allowance for doubtful accounts	38,319	29,609
Deferred contract acquisition costs, current	4,757	5,456
Prepaid expenses and other assets	12,243	5,300
Total current assets	85,183	87,914

Property and equipment, net of accumulated depreciation	1,923	671
Capitalized software, net of accumulated amortization	291	253
Deferred contract acquisition costs, net of current portion	3,759	7,751
Acquired intangible assets, net of accumulated amortization	246,033	262,444
Goodwill	347,677	406,608
Operating lease right-of-use assets	4,031	720
Other assets	1,454	550
Total assets	$690,351	$766,911

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$858	$3,099
Accrued compensation, accrued expenses, and other current liabilities	15,010	18,751
Current portion of long-term debt	938	15,938
Deferred revenue, current	77,643	47,977
Operating lease liabilities, current	1,555	406
Total current liabilities	96,004	86,171

Deferred revenue, net of current portion	9,960	5,981
Long-term debt, net of deferred financing costs	193,291	157,843
Purchase consideration liability	3,171	—
Operating lease liabilities, net of current portion	2,561	427
Warrants	383	2,581
Sponsor earnout shares	259	2,445
Deferred tax liability	6,978	22,592
Total liabilities	312,607	278,040

Stockholders' equity
Common stock, $0.0001 par value; 1,000,000,000 authorized shares; 124,544,300 and 118,190,135 shares issued and outstanding, respectively	12	12
Additional paid-in capital	1,254,308	1,243,637
Accumulated deficit	(876,184)	(754,677)
Accumulated other comprehensive loss	(392)	(101)
Total stockholders’ equity	377,744	488,871
Total liabilities and stockholders' equity	$690,351	$766,911

ZEROFOX HOLDINGS, INC.

Consolidated Statement of Cash Flows

(Unaudited)

(in thousands)	Nine Months Ended October 31, 2023

Cash flows from operating activities:
Net loss	$(121,507)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	72,148
Depreciation and amortization	980
Amortization of software development costs	88
Amortization of acquired intangible assets	34,311
Amortization of right-of-use assets	1,272
Amortization of deferred debt issuance costs	81
Stock-based compensation	5,405
Provision for bad debts	280
Gain on disposal of property and equipment	(4)
Change in fair value of warrants	512
Change in fair value of purchase consideration liability	(3,645)
Change in fair value of sponsor earnout shares	(2,186)
Deferred taxes	(9,245)
Noncash interest expense	10,540
Changes in operating assets and liabilities:
Accounts receivable	(5,757)
Deferred contract acquisition costs	(5,300)
Prepaid expenses and other assets	(5,982)
Accounts payable, accrued compensation, accrued expenses, and other current liabilities	(8,830)
Deferred revenue	22,795
Operating lease liabilities	(1,505)
Net cash used in operating activities	(15,549)

Cash flows from investing activities:
Business acquisition - LookingGlass, net of cash acquired	(7,892)
Purchases of property and equipment	(600)
Capitalized software	(126)
Net cash used in investing activities	(8,618)

Cash flows from financing activities:
Exercise of stock options	283
Proceeds from issuance of notes payable, net of issuance costs	7,425
Repayment of debt	(703)
Net cash provided by financing activities	7,005

Foreign exchange translation adjustment	(211)

Net change in cash, cash equivalents, and restricted cash	(17,373)
Cash, cash equivalents, and restricted cash at beginning of year	47,649
Cash, cash equivalents, and restricted cash at end of year	$30,276

Supplemental cash flow information:
Cash paid for interest	$1,453
Cash paid for income taxes	1,866

Non-cash investing and financing activities:
Issuance of warrants along with issuance of debt	$126
Issuance of common stock to partially satisfy purchase consideration liability	2,647
Accrual of purchase consideration in connection with business acquisition	9,465
Convertible note issued in connection with business acquisition	3,333
Operating lease liabilities arising from obtaining right-of-use assets	3,895

ZEROFOX HOLDINGS, INC.

Consolidated Statement of Cash Flows (Continued)

(Unaudited)

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the Condensed Consolidated Balance Sheet that sum to the total of the same such amounts shown in the Condensed Consolidated Statement of Cash Flows.

October 31, 2023

Cash and cash equivalents	$29,864
Restricted cash included in other assets	412
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$30,276

ZEROFOX HOLDINGS, INC.

Non-GAAP Financial Measures and Reconciliation to GAAP Results

(Unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Revenue	$65,023	$42,989	$172,792
Gross profit	19,829	12,709	53,495
Add: Stock-based compensation expense	96	9	217
Add: Amortization of acquired intangible assets	4,933	4,635	14,670
Non-GAAP gross profit	$24,858	$17,353	$68,382
Gross margin	30%	30%	31%
Non-GAAP gross margin	38%	40%	40%

Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Subscription revenue	$23,748	$15,174	$65,191
Subscription gross profit	12,360	6,253	32,488
Add: Stock-based compensation expense	59	8	138
Add: Amortization of acquired intangible assets	4,933	4,635	14,670
Non-GAAP subscription gross profit	$17,352	$10,896	$47,296
Subscription gross margin	52%	41%	50%
Non-GAAP subscription gross margin	73%	72%	73%

Non-GAAP Services Gross Profit and Non-GAAP Services Gross Margin

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Services revenue	$41,275	$27,815	$107,601
Services gross profit	7,469	6,456	21,007
Add: Stock-based compensation expense	37	1	79
Non-GAAP services gross profit	$7,506	$6,457	$21,086
Services gross margin	18%	23%	20%
Non-GAAP services gross margin	18%	23%	20%

ZEROFOX HOLDINGS, INC.

Non-GAAP Financial Measures and Reconciliation to GAAP Results

(Unaudited)

Non-GAAP Research and Development Expense

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Research and development expense	$8,162	$5,637	$23,284
Less: Stock-based compensation expense	487	57	1,114
Non-GAAP research and development expense	$7,675	$5,580	$22,170

Non-GAAP Sales and Marketing Expense

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Sales and marketing expense	$18,234	$16,747	$53,724
Less: Stock-based compensation expense	471	84	1,156
Less: Amortization of acquired intangible assets	4,475	5,850	16,941
Less: Purchase accounting adjustment from the August 2022 business combination	—	—	(3,147)
Non-GAAP sales and marketing expense	$13,288	$10,813	$38,774

Non-GAAP General and Administrative Expense

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
General and administrative expense	$8,199	$8,902	$28,732
Less: Stock-based compensation expense	938	155	2,918
Less: Amortization of acquired intangible assets	908	854	2,700
Less: Expenses related to the August 2022 business combination	—	1,161	—
Non-GAAP general and administrative expense	$6,353	$6,732	$23,114

Non-GAAP Loss from Operations

(in thousands)	Three Months Ended October 31, 2023	August 4, 2022 to October 31, 2022	Nine Months Ended October 31, 2023
Loss from operations	$(86,914)	$(717,227)	$(124,393)
Add: Stock-based compensation expense	1,992	305	5,405
Add: Amortization of acquired intangible assets	10,316	11,339	34,311
Add: Expenses related to the August 2022 business combination	—	1,161	—
Add: Purchase accounting adjustment from the August 2022 business combination	—	—	(3,147)
Add: Goodwill impairment	72,148	698,650	72,148
Non-GAAP loss from operations	$(2,458)	$(5,772)	$(15,676)

Media Inquiries

Maisie Guzi, ZeroFox

press@zerofox.com

Investor Relations

Todd Weller, ZeroFox

investor@zerofox.com